SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wells Fargo & Company
(Exact name of Registrant as specified in its charter)

Delaware		41-0449260
(State of incorporation or organization)		(I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, California		94163
(Address of principal executive offices)		(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box.   [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [   ]

Securities Act registration statement file number to which this form relates:              333-83566

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Basket Linked Notes due April 15, 2009	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.     Description of Registrant’s Securities to be Registered.

The title of the class of securities to be registered hereunder is: Basket Linked Notes due April 15, 2009 (the “Notes”). For a description of the Notes, see the descriptions under the captions (i) “Description of the Notes” and “The Basket” in the form of preliminary prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and (ii) “Description of Debt Securities” in the prospectus relating to senior debt securities included in the Registration Statement on Form S-3 (Registration No. 333-83566) filed with the Commission on February 28, 2002, as amended by Amendment No. 1 thereto filed with the Commission on March 12, 2002 (such Registration Statement, as amended, the “1933 Act Registration Statement”) as declared effective by the Commission on March 12, 2002. The preliminary prospectus supplement and the prospectus relating to the Notes contained in the 1933 Act Registration Statement are incorporated herein by reference. The final terms of the Notes will be included in a prospectus supplement, which will be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated by reference into this Registration Statement.

Item 2.     Exhibits.

99.1	Indenture dated as of July 21, 1999 between the Registrant and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated July 28, 1999).

99.2	Form of Note.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WELLS FARGO & COMPANY

Dated: February 28, 2003	By:	/s/ Saturnino S. Fanlo
Saturnino S. Fanlo Senior Vice President and Treasurer

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